SCHEDULE 14A INFORMATION

              Proxy Statement Pursuant to Section 14(a) of the
                       Securities Exchange Act of 1934
                             (Amendment No.   )


 Filed by the Registrant [X]

 Filed by a Party other than the Registrant [  ]

 Check the appropriate box:

 [  ]     Preliminary Proxy Statement
 [  ]     Confidential, for Use of the Commission Only (as permitted by
 Rule 14a-6(e)(2))
 [X]      Definitive Proxy Statement
 [  ]     Definitive Additional Materials
 [  ]     Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12


                             Scan-Optics, Inc.

              (Name of Registrant as Specified In Its Charter)


- -------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

 Payment of Filing Fee (Check the appropriate box):

 [X]   $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
 14a-6(j)(2)
 [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3)
 [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)   Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------

     2)   Aggregate number of securities to which transaction applies:

          ------------------------------------------------------------


     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          --------------------------------------------------------------


     4)   Proposed maximum aggregate value of transaction:

          --------------------------------------------------------------


     5)   Total fee paid:

          --------------------------------------------------------------

 [  ]     Fee paid previously with preliminary materials.

 [  ]     Check box if any part of the fee is offset as provided by
 Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

          --------------------------------------------------------------


     2)   Form, Schedule or Registration Statement No.:

          --------------------------------------------------------------


     3)   Filing Party:

          --------------------------------------------------------------


     4)   Date Filed:

          --------------------------------------------------------------







 DBH806/usr2/id29/work/SCAN/SecureExch
 April 11, 1995; 11:09am

April 12, 1995

Dear Stockholders:

     You are cordially invited to the Annual Meeting of Stockholders of Scan-Optics, Inc., scheduled to be held Monday, May 15, 1995, at the Holiday Inn, 363 Roberts Street, East Hartford, Connecticut, commencing at 1:30 p.m. Your Board of Directors and management look forward to greeting you personally.

     At the Meeting you will be asked to elect two directors, to appoint independent auditors for the fiscal year ending December 31, 1995 and to transact such other business as may properly be brought before the Meeting.

     In addition to the specific matters to be acted upon, there will be a report on the progress of the Company and an opportunity for questions of general interest to the stockholders. Important information is contained in the accompanying proxy statement which you are urged to read carefully.

     Regardless of the number of shares you own, it is important that they are represented and voted at the Meeting, whether or not you plan to attend. Accordingly, you are requested to mark, sign, date and return the enclosed proxy in the envelope provided at your earliest convenience.

     Your interest and participation in the progress of the Company are greatly appreciated.


                                        Sincerely,



                                        Richard I. Tanaka
                                        Chairman of the Board,
                                        Chief Executive Officer and
                                        President

SCAN-OPTICS, INC.


Notice of Annual Meeting of Stockholders

     The Annual Meeting of Stockholders of Scan-Optics, Inc. (the "Company") will be held at the Holiday Inn, 363 Roberts Street, East Hartford, Connecticut, on Monday, May 15, 1995 at 1:30 p.m. (EDT) to consider and take action on the following items:
     1. To elect two directors to serve until the Annual Meeting of Stockholders in 1998;
     2. To appoint independent auditors for the fiscal year ending December 31, 1995; and
     3. To transact such other business as may properly come before said meeting or any adjournment thereof.

     Only holders of Common Stock at the close of business on March 31, 1995 are entitled to notice of and to vote at the meeting or any adjournment thereof. A list of the stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose germane to the meeting during ordinary business hours for ten days prior to the meeting at the offices of the Company, 22 Prestige Park Circle, East Hartford, Connecticut.

                                      By Order of the Board of Directors

                                      William H. Cuddy
                                      Secretary

East Hartford, Connecticut
April 12, 1995


     YOUR VOTE IS IMPORTANT. EVEN IF YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE MARK, SIGN AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE AS PROMPTLY AS POSSIBLE.

                               SCAN-OPTICS, INC.
                           22 Prestige Park Circle
                       East Hartford, Connecticut 06108

PROXY STATEMENT

     This statement is furnished in connection with the solicitation of proxies to be used at the Annual Meeting of Stockholders of Scan-Optics, Inc., a Delaware corporation, to be held at the Holiday Inn, 363 Roberts Street, East Hartford, Connecticut, on Monday, May 15, 1995 at 1:30 p.m.
     The solicitation of proxies in the enclosed form is made on behalf of the Board of Directors of the Company.
     The cost of soliciting proxies on the accompanying form has been or will be borne by the Company. In addition to solicitation by mail, the Company will request banks, brokers and other custodians, nominees, and fiduciaries to send proxy material to the beneficial owners and to secure their voting instructions, if necessary. The Company will reimburse them for their expenses in so doing. Directors, officers, and regular employees of the Company, who will receive no compensation for their services other than their regular salaries, may solicit proxies personally, by telephone and by telegram from stockholders. These proxy materials are first being mailed to stockholders on or about April 12, 1995.
     A stockholder signing and returning a proxy on the enclosed form has the power to revoke it at any time before the shares subject to it are voted by notifying the Secretary of the Company in writing of such revocation, or by filing a duly executed proxy bearing a later date, or by attending the meeting and voting in person. Properly executed proxies, not revoked, will be voted in accordance with the instructions contained thereon. Unless a contrary specification is made thereon, it is the intention of the attorneys named in the enclosed proxy to vote FOR the nominees for election to the Board of Directors and FOR the appointment of Ernst & Young LLP as auditors for the fiscal year ending December 31, 1995.

OUTSTANDING VOTING SECURITIES

     Only holders of Common Stock at the close of business on March 31, 1995 are entitled to notice of and to vote at the meeting. On March 31, 1995, the record date, there were 6,914,013 shares of Common Stock, $.02 par value outstanding. Each share of Common Stock is entitled to one vote per share.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information with respect to each person known to the Company to be deemed to have beneficial ownership of more than 5% of a class of the Company's outstanding voting stock as of March 31, 1995. In preparing the following table, the Company relied on information filed with the Securities and Exchange Commission pursuant to
Section 13(d) or 13(g) of the Securities Exchange Act of 1934, as amended, or information supplied to the Company by such person or the representative of such person. Each person listed below has sole voting and investment powers as to the shares the person beneficially owns, except as otherwise indicated.

                                                             Number of
                                                             of Shares
Name and Address of                         Title of Class   Beneficially   Percent of
Beneficial Owner                            Class Owned      Owned          Class

Dimensional Fund Advisors Inc.              Common Stock     398,800(1)     5.8%
1299 Ocean Avenue
11th Floor
Santa Monica, CA 90401

The Killen Group, Inc.                      Common Stock     386,500(2)     5.6%
1189 Lancaster Avenue
Berwyn, PA 19312

Edwin W. Schloss                            Common Stock      44,200(3)      .6%
52 Vanderbilt Avenue
New York, NY 10017

Walter J. Schloss                           Common Stock      17,000(4)      .2%
52 Vanderbilt Avenue
New York, NY 10017

Walter & Edwin Schloss                      Common Stock     336,500(5)     4.9%
Associates, L. P.
52 Vanderbilt Avenue
New York, NY 10017

The Prudential Leveraged Asset Trust 1990A  Common Stock     517,877(6)     7.5%
c/o The Prudential Insurance Company
  of America
4 Gateway Center
Newark, NJ 07102-4069

(1) Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment adviser, is deemed to have beneficial ownership of 398,800 shares of Common Stock as of December 31, 1994, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of The DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and the DFA Participating Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional serves as investment manager. Dimensional has sole voting power as to 225,900 shares and sole dispositive power as to all of such shares. Dimensional disclaims beneficial ownership of all such shares.
(2) The Killen Group, Inc. has discretionary trading authority over 386,500 shares of Common Stock owned by clients which shares are included in the table.
(3) Edwin W. Schloss has sole voting and investment powers with respect to the 44,200 shares of Common Stock, which he individually owns. In addition, by reason of his position as one of the general partners of Schloss Management Company ("SMC") which is the general partner of Walter & Edwin Schloss Associates, L.P. ("Associates") (listed in the above table), Edwin
W. Schloss may be deemed to have shared voting and investment powers with respect to the 336,500 shares of Common Stock owned by Associates, thereby increasing his beneficial ownership of the Common Stock to 380,700 shares, or 5.5% of the Common Stock outstanding.

(4) Walter J. Schloss has sole voting and investment powers with respect to the 17,000 shares of Common Stock, which he individually owns. In addition, by reason of his position as one of the general partners of SMC which is the general partner of Associates (listed in the above table), Walter J. Schloss may be deemed to have shared voting and investment powers with respect to the 336,500 shares of Common Stock owned by Associates, thereby increasing his beneficial ownership of the Common Stock to 353,500 shares, or 5.1% of the Common Stock outstanding. In addition, Walter J. Schloss from time to time possesses certain indicia of investment discretion over 29,000 shares of Common Stock held in the accounts of his clients, but he has no voting power, and he disclaims beneficial ownership, with respect to such shares. If he were deemed to have beneficial ownership of such 29,000 shares, his total beneficial ownership of the Common Stock would be 382,500 shares, or 5.5% of the Common Stock outstanding.
(5) Such entity may be deemed to have shared voting and investment powers with Walter J. Schloss and Edwin W. Schloss with respect to the shares owned by it. See footnotes 3 and 4 above.
(6) The Prudential Insurance Company of America ("Prudential") shares voting and dispositive power over 514,464 shares of Common Stock, which are held in The Prudential Leveraged Asset Trust 1990A. Prudential shares these powers with the investment manager of the Trust, PruSupply Inc., which is a wholly-owned subsidiary of Prudential and a functional part of its insurance operation.
     See "Share Ownership of Management" for information on beneficial ownership of Common Stock by directors and officers of the Company.

GOVERNANCE OF THE COMPANY

     In accordance with the Company's By-Laws and the applicable laws of Delaware, responsibility for the management of the Company is vested in its Board of Directors. During 1994, the Board of Directors met ten times. All directors attended at least 75% of the aggregate of the number of meetings of the Board of Directors and of committees of the Board on which they served.
     The Board has delegated responsibilities with respect to management compensation and employee stock option plans to the Stock Options and Executive Compensation Committee, responsibilities with respect to certain audit matters to the Audit Committee and responsibilities with respect to recommending candidates to serve on the Board to the Nominating Committee.
     The Stock Options and Executive Compensation Committee is composed of
E. Bulkeley Griswold (Chairman), Robert H. Steele and Lyman C. Hamilton, Jr. The Audit Committee is composed of Richard Hodgson (Chairman), Logan Clarke, Jr. and Richard J. Coburn. The Nominating Committee is composed of Messrs. Hamilton (Chairman), Coburn and Steele.
     The Stock Options and Executive Compensation Committee is responsible for reviewing and supervising all ordinary and incentive compensation payments and plans for certain officers of the Company and for approving grants of stock options to employees under the Company's employee stock option plans. During 1994, the Stock Options and Executive Compensation Committee met four times. The Audit Committee is responsible for reviewing the adequacy of financial controls and the adequacy and accuracy of financial reporting. The Audit Committee met four times during 1994. The Nominating Committee is responsible for screening and recommending candidates to serve on the Board. The Nominating Committee met once in 1994.
     Pursuant to the Company's By-Laws, nominations for directors may be made by any stockholder entitled to vote for the election of directors at the meeting who complies with the following notice procedures and who is a stockholder of record at the time of giving such notice. To be timely, a stockholder's notice must be delivered to or mailed to and received at the principal executive offices of the Company not less than 40 days nor more than 90 days prior to the meeting; provided, however, that if less than 50 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so delivered or received not later than the close of business on the tenth day following the earlier of the day on which such notice of the date of the meeting was mailed or the day on which such public disclosure was made. A stockholder's notice to the Secretary must set forth (a) as to each person the stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended; (b) such person's written consent to being named in a proxy statement as a nominee and to serving as a director if elected; and (c) as to the stockholder giving the notice, (i) the name and address, as they appear on the Company's books, of such stockholder and any other stockholder known by such stockholder to be supporting such nomination and (ii) the class and number of shares of the Company which are beneficially owned by such stockholder. A stockholder making such a nomination must also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to such matter.
     Directors, other than those who are full-time employees of the Company or a subsidiary, each receive a monthly fee of $500 and additional fees of $500 per Board meeting attended and $300 per committee meeting attended; provided, however, that no fee is paid for attendance at any committee meeting or meetings held on the same day as a Board meeting nor is a director paid for attendance at more than one committee meeting held on a single day. Directors who are full-time employees of the Company receive no remuneration for serving on the Board of Directors or committees. Under the Scan-Optics, Inc. 1990 Stock Option Plan for Outside Directors, each non-employee director received an option to purchase 5,000 shares of Common Stock on June 12, 1990, the effective date of the plan, and on June 12, 1991, 1992, 1993 and 1994. On the next anniversary of the effective date, each will receive a final, additional option to purchase 5,000 shares of Common Stock.

1.  ELECTION OF DIRECTORS
     The Certificate of Incorporation of the Company provides for a Board of Directors which is divided into three classes, as nearly equal in size as possible, with one class elected each year for a three-year term, to hold office until the end of such term and until successors have been elected and qualified. Pursuant to the Certificate of Incorporation, the Board of Directors has determined that the Company will have seven directors, two in the class whose term will expire in 1996, three in the class whose term will expire in 1997, and two in the class whose term will expire in 1998. At the 1995 Annual Meeting, two directors are to be elected to constitute the class whose term will expire in 1998.
     It is intended that the shares represented by the accompanying proxy will be voted for the election of Logan Clarke, Jr. and Richard J. Coburn, unless the proxy indicates that authority to vote for such nominees is withheld. In case a nominee is unable or declines to serve, which the Board of Directors of the Company has no reason to expect, the attorneys named in the proxy intend to vote for another person designated by the Board of Directors.
     Under state law, votes withheld and broker non-votes are not counted as having voted in favor of any nominee.
     The following table sets forth the nominees for election at this meeting and each director continuing in office, their ages, business experience over at least the last five years, other directorships and period of time as a Director of the Company.

Information Regarding Nominees and Continuing Directors

Nominees for election to Class II at this meeting to terms expiring in 1998:
     Mr. Logan Clarke, Jr., age 67, is an Independent Management Consultant. He had previously served as acting President of Hartford College for Women from 1990 to 1991 and as Executive Vice President of Society for Savings, a savings bank, from 1986 to 1990. He has been a Director since 1981.
     Mr. Richard J. Coburn, age 63, is Chief Executive Officer and President of Accent Color Sciences, Inc., a manufacturer of color printing systems. Previously he served as President of KCR Technology, Inc., a manufacturer of high-speed printers, from 1983 to 1991. Except for a short period in 1980, he has been a Director since 1968.

Class I Directors whose present terms continue until 1996:
     Mr. E. Bulkeley Griswold, age 56, is Managing General Partner of MarketCorp Venture Associates L.P., a venture capital limited partnership with which he has been associated since 1984. Mr. Griswold is also a director of Bertucci's, and a director of a number of other privately held companies. He has been a Director since 1989.
     Mr. Robert H. Steele, age 56, is Senior Vice President of the John Ryan Company, a banking services company. He was President of RHS Consulting from 1990 to 1991 and from 1985 to 1990 was Chairman and CEO of Dollar Dry Dock Bank. Mr. Steele is also a Director of Moore Medical Corp., NLC Insurance Companies, and New York Mercantile Exchange. He has been a Director since 1978.

Class III Directors whose present terms continue until 1997:
     Mr. Lyman C. Hamilton, Jr., age 68, is an Investment Manager and was formerly Chief Executive Officer and President of InterDigital Communications Corp., a specialized communications company, from 1993 to 1994. He had served as Chairman and Chief Executive Officer of Alpine PolyVision, Inc., a flat panel display manufacturer, from 1991 to 1993 and of Imperial Corporation of America, a financial services organization, from 1989 to 1990 and as Chairman and President of Tamco Enterprises, Inc., an investment company, from 1980 to 1989. He had previously served in various positions during a 17 year association at ITT Corporation including President during 1977 and Chief Executive Officer from 1978 to 1979. Mr. Hamilton is also a Director of Marine Management Systems, Inc., InterDigital Communications Corp. and Compuflex. He has been a Director since 1985.
     Mr. Richard Hodgson, age 78, is an Investment Manager and was formerly Senior Vice President and Product Group Manager of ITT Corporation from 1968 to 1980. Mr. Hodgson is also a Director of Intel Corp., I-Stat Corp. and IBIS Tech Corp. He has been a Director since 1987.
     Mr. Richard I. Tanaka, age 66, joined the Company in 1989 as Chairman of the Board, Chief Executive Officer, and President. From 1987 to 1989 Mr. Tanaka was President of Lundy Electronics and Systems, Inc., a computer and communications product manufacturer. He has been a Director since 1989.

Share Ownership Of Management
     The following table sets forth certain information regarding the beneficial ownership of shares of Common Stock as of March 31, 1995 of each director, nominee and executive officer named in the Summary Compensation Table contained elsewhere in this proxy statement.

             Name                                 Number of Shares (1)
          Robert L. Bell                                  8,333
          Logan Clarke, Jr.                              25,600
          Richard J. Coburn                              36,200
          E. Bulkeley Griswold                           44,000
          Lyman C. Hamilton, Jr.                         27,000
          Richard Hodgson                                25,000
          Clarence W. Rife                               52,246
          Robert H. Steele                               39,000 (2)
          Richard I. Tanaka                             191,664

(1) Includes the following number of shares subject to options exercisable within 60 days of March 31, 1995: Robert L. Bell, 8,333 shares; Logan Clarke, Jr., 25,000 shares; Richard J. Coburn, 25,000 shares; E. Bulkeley Griswold, 25,000 shares; Lyman C. Hamilton, Jr., 25,000 shares; Richard Hodgson, 25,000 shares; Clarence W. Rife, 39,333 shares; Robert H. Steele, 25,000 shares, Richard I. Tanaka, 189,460 shares.

(2) Mr. Steele disclaims beneficial ownership of 6,500 shares of stock owned by his spouse, which shares are included in the table.
     No director beneficially owned more than one percent of the Common Stock, except Mr. Tanaka who beneficially owns 2.7% of the Common Stock outstanding. All directors and executive officers as a group (11 persons) beneficially owned 492,750 shares of the Company's Common Stock, including 429,008 shares subject to options exercisable within 60 days, which constituted 6.7% of the outstanding Common Stock as of March 31, 1995.

EXECUTIVE COMPENSATION

     The following table sets forth information concerning the cash and non cash compensation paid by the Company to the CEO and the executive officers of the Company whose salary and bonus exceeded $100,000 in 1994 for services rendered in all capacities during the fiscal years ended December 31, 1994, 1993 and 1992.

                  Summary Compensation Table

                                            Long Term
                                          Compensation
                      Annual Compensation    Awards
                      -------------------    ------
                                            Securities
                                            Underlying    All Other
  Name and                    Salary  Bonus   Options    Compensation
Principal Position     Year    ($)     ($)      (#)            ($)(1)
Robert L. Bell         1994  115,000    0         0          3,101
Vice President         1993   43,125    0    25,000            397
 Product Development
Clarence W. Rife       1994  119,403    0     6,000          3,975
Vice President         1993  120,337    0     5,000          3,506
 Systems and Service   1992  120,838    0         0          3,011
Richard I. Tanaka      1994  200,000    0         0         11,167
Chairman, CEO          1993  200,000    0         0          9,500
 and President         1992  200,000    0         0          9,032

(1)  Includes employer match under the Company's Retirement Savings Plan, a section 401 plan under the Internal Revenue Code of 1986, as amended, the stock allocation under the Company's Employee Stock Ownership Plan and term life insurance premiums paid by the Company for the benefit of the executive officer.

Executive Employment Agreement
     Under an employment agreement with Richard I. Tanaka, Chairman and Chief Executive Officer of the Company (the "Employment Agreement"), Mr. Tanaka receives a base annual salary of $200,000, or such greater amount as the Board of Directors may from time to time determine, and incentive compensation not exceeding $200,000 per year, payable if certain management goals are met, as well as health and disability insurance benefits, life insurance in the face amount of $500,000, use of an automobile and certain other personal benefits. Mr. Tanaka's employment under the Employment Agreement terminates automatically upon death or after three months of disability and may also be terminated by the Company or Mr. Tanaka. Generally, upon termination, Mr. Tanaka or his beneficiary (as applicable) would be entitled to receive accrued and unpaid amounts under the Employment Agreement, unless termination was due to willful or reckless misconduct, gross negligence, misappropriation, fraud or embezzlement (Cause). Moreover, severance benefits consisting of one year's base salary and participation in the Company's health and disability plans are payable upon termination of Mr. Tanaka's employment by the Company without Cause prior to a change in control of the Company or termination of employment by Mr. Tanaka for certain reasons prior to a change in control.

Executive Severance Agreements
     The Company has adopted severance agreements for Executive Officers. These agreements require the Company to provide certain benefits to Executive Officers in the event of an involuntary termination of employment with the Company (except on account of death, disability or cause) or a voluntary termination of employment with the Company where good reason exists, in either case following a "change in control" of the Company. A "change in control" is defined as a change that would be required to be reported pursuant to the proxy regulations under the Securities Exchange Act of 1934, as amended, whether or not the Company is then subject to such reporting requirement. A "change in control" will also occur if any person or entity acquires 22% or more of the Company's outstanding securities, or if during any two-year period the directors on the Company's Board of Directors who were such at the beginning of the period and directors nominated or elected by a two-thirds majority of such directors cease to constitute a majority of the Board. The benefits to be provided in the event of an involuntary or voluntary termination following a change in control are (1) a lump sum payment equal to the sum of (a) two and a half times the sum of the Executive Officers base pay and commission pay and two and a half times the preceding year's (or the second or third preceding year's, if greater) executive incentive payments, (b) two and a half times the Company matching contribution to the Scan-Optics, Inc. Retirement Savings Plan that would be made if the Executive Officer deferred under such Plan four percent (or such higher percentage as may be eligible for matching contributions) of the amount of base pay, commission pay and incentive pay considered in (a) above, and (c) the value of all options to acquire Company common stock that will not become exercisable on account of the Executive Officer's termination, such lump sum payment being subject to certain federal income tax law limitations, and (2) the continuation of insurance coverage for a period of 24 months following termination. These benefits generally will be in addition to any other benefits that Executive Officers are entitled to receive from the Company.

Executive Insurance Agreement
     Under an insurance agreement with Mr. Rife, the Company is obligated to provide certain benefits upon the happening of certain specified events. The principal obligations of the Company under the agreement consist of the following: (a) if Mr. Rife dies while in the employ of the Company but prior to attaining the age of 65, the Company is obligated to pay his beneficiary $50,000 per annum for each of the ten years following such death, with payment to commence in the year of death; (b) if he retires from the Company upon attaining the age of 65, or thereafter, the Company is obligated to pay him (or his beneficiary in the event that he dies during the retirement period) $50,000 per annum for each of the ten years following such retirement, with payment to commence in the year of retirement; (c) to provide for the adequate funding of its obligations under the agreement, the Company has purchased and is obligated to maintain at its expense an insurance policy on Mr. Rife's life in the face amount of $310,000; and (d) the Company has purchased and is obligated to maintain for the benefit of Mr. Rife, at the Company's expense, a disability income policy which would provide disability benefits to him in the amount of $2,500 per month. The agreement provides that payments under the disability policy shall commence six months after a determination of disability has been made and shall continue until Mr. Rife reaches the age of 65. The agreement provides for automatic termination if (a) Mr. Rife resigns or otherwise voluntarily terminates his employment other than by reason of disability or retirement upon attaining the age of 65 or (b) his employment is terminated by reason of gross misconduct.

Options Granted in Last Fiscal Year

     The following table sets forth information on options granted in 1994 to the executive officers listed in the summary compensation table:

                                                                      Grant Date
                                  Individual Grants                     Value
                                  -----------------                     -----
                            % of Total
                              Options      Exercise
                  Options   Granted to        or                       Grant Date
                  Granted  Employees in   Base Price     Expiration  Present Value
   Name              #      Fiscal Year     ($/Sh)          Date           ($)
Robert L. Bell         0
Clarence W. Rife   6,000        4.9          5.75          2/3/04         3.93(1)
Richard I. Tanaka      0

(1) Present value determination was made using a Black-Scholes option pricing model. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised, so that there is no assurance the value realized by an executive will be at or near the value estimated by the Black-Scholes model. The estimated values under that model are based on the following assumptions:

     1. Volatility             .487
     2. Interest rate         6.17%
     3. Time to exercise   10 years

     In general, options granted under the Company's Stock Option Plans vest in installments of one-third commencing one year after grant. The option exercise price is equal to the fair market value of a share of Common Stock on the date of grant. Options vest in full upon a reorganization, merger or consolidation in which the Company is not the surviving corporation and upon other specified events.

Aggregated Options Exercises in Last Fiscal Year and
Fiscal Year-End Options Values

     The following table summarizes options exercised during 1994 and presents the value of unexercised options held by the named executives at fiscal year-end:

                                       Number of        Value
                                       Securities         of
                 Shares               Unexercised    In-the-Money
                Acquired      Value     Options        Options
              on Exercise  Realized *  at Fiscal      at Fiscal
Name               (#)         ($)      Year-End       Year-End

Robert L. Bell      0           0       8,333 (1)    $   46,873 (1)
                                       16,667 (2)    $   93,752 (2)
Clarence W. Rife    0           0      39,333 (1)    $  209,998 (1)
                                        5,667 (2)    $    9,377 (2)
Richard I. Tanaka   0           0     189,640 (1)    $1,066,725 (1)

(1)  Exercisable
(2)  Unexercisable
   * Values are calculated by subtracting the exercise or base price from the fair market value of the stock as of the exercise date.

Performance Graph

     The following is a graph which compares the five year cumulative return from investing $100 on December 31, 1989 in each of the Company's Common Stock, the NASDAQ Computer Index and the Russell 2000 index with dividends assumed to be reinvested when received.


                COMPARISON OF FIVE YEAR CUMULATIVE RETURN
              AMONG SCAN-OPTICS, INC., THE RUSSELL 2000 INDEX
              AND THE NASDAQ COMPUTER & DATA PROCESSING INDEX

                         1989     1990     1991     1992     1993     1994
                       -------- -------- -------- -------- -------- --------

Scan-Optics, Inc.           100       50      150      109      182      205

Russell 2000 Index          100       80      117      139      166      163

NASDAQ Computer Index       100      107      215      231      245      298

SCAN-OPTICS, INC.  RUSSELL 2000  NASDAQ COMPUTER & DP
*    $100 INVESTED ON 12/31/88 IN STOCK OR INDEX -
     INCLUDING REINVESTMENT OF DIVIDENDS.
     FISCAL YEAR ENDING DECEMBER 31.

Report of the Stock Options and Executive Compensation Committee
     The Stock Options and Executive Compensation Committee is responsible for making recommendations to the full Board with respect to the compensation of the Company's Chief Executive Officer and other Executive Officers of the Company, and with respect to long-and short-term incentive compensation awards. It also makes grants under the Company's stock option plans for employees. The members of the Stock Options and Executive Compensation Committee are E. Bulkeley Griswold (Chairman), Robert H. Steele and Lyman C. Hamilton, Jr. All members are non-employee directors, and none has any direct or indirect material interest in or relationship with the Company outside of his position as director.
     The Company's executive compensation program is divided into four parts: base salary, bonus, commissions, and stock compensation. Actual salary changes are based on performance. Bonus awards for Executive Officers are based on the Company meeting specified goals, which are described below.
     Sales volume and service revenue are important factors in the Company's success. Therefore, commissions constitute a significant portion of the compensation of those executives who have direct responsibility for sales and service. In 1994, commission payments for the named executive with significant service responsibilities, Mr. Rife, constituted approximately 20% of cash compensation, placing a substantial portion of that executive's compensation at risk.
     Stock compensation in the form of stock options is meant to align interests of top management with that of shareholders. The Committee has the authority to determine the individuals to whom stock options are awarded, the terms at which option grants shall be made and the number of shares subject to each option.
     Compensation of the Company's Chief Executive Officer is a combination of base salary and incentive bonus awards, both cash and stock options.
The amount of the bonus for 1994 was based entirely on quantitative objectives, the Company meeting specified pre-tax earnings targets, as more fully described below.
     The Committee meets with the Chief Executive Officer to evaluate the performance of other executive officers and meets in the absence of the Chief Executive to evaluate his performance. The Committee reports the results of all evaluations to the full Board.
     The Committee's overall objective in its discussions of compensation is to reward performance in a manner that is competitive with comparable companies and which provides incentives to managers to produce steadily improved results.

     In July 1994, after extensive deliberation, the Committee adopted a new cash bonus and contingent stock option program for executives. Under this program, bonus awards and option grants subsequent to July 1994 for Executive Officers, including the Chief Executive Officer, were contingent on the Company meeting specified pre-tax earnings targets. These pre-tax earnings targets were approved by the full Board. Bonus eligibility for 1994 commenced with the achievement of 70% of the earnings goals with awards to be in proportion to the total achieved. Contingent stock options were to be earned on the same basis as cash bonus awards.
     The Company failed to achieve the pre-tax earnings goals established by the Board for the 1994 bonus and contingent stock option program and, therefore, no bonus payments are to be made in 1995 for 1994 performance and no contingent stock options were earned for 1994.

          Stock Options and Executive
          Compensation Committee

          E. Bulkeley Griswold, Chairman
          Lyman C. Hamilton, Jr.
          Robert H. Steele

CERTAIN TRANSACTIONS

     During 1994, legal services were rendered to the Company by a law firm of which William H. Cuddy, Secretary of the Company, is a partner.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934
     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of the Company's Common Stock, to file reports of ownership and changes in ownership of the Company's Common Stock (Forms 3, 4 and 5) with the Securities and Exchange Commission. Executive officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based on a review of the copies of such forms furnished to the Company and written representations from the executive officers and directors, the Company believes that all Section 16(a) filing requirements applicable to its executive officers and directors were complied with, with the exception of the following: The Form 3, "Initial Statement of Beneficial Ownership of Securities" for Philip M. Struve, a former executive officer of the Company, was not timely filed. Additionally, William J. Kliss, a former executive officer, failed to timely report three sales of Common Stock in April and May 1994. These sales were reported to the SEC on Mr. Kliss's Form 5 "Annual Statement of Changes in Beneficial Ownership" for the year ended December 31, 1994.


2.  APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors recommends that proxies be voted in favor of the appointment of Ernst & Young LLP, certified public accountants, as independent auditors for the fiscal year ending December 31, 1995. Ernst & Young LLP has been the Company's independent auditor since 1979.

     Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting where they will have an opportunity to make a statement if they desire to do so and are expected to be available to answer appropriate questions.

OTHER BUSINESS
     The Board of Directors does not know of any matters to be presented at the Annual Meeting other than those set forth in the Notice of Annual Meeting of Stockholders. However, if any other matters properly come before such meeting, the persons named in the enclosed proxy will have discretionary authority to vote all proxies on such matters in accordance with their judgment.

STOCKHOLDER PROPOSALS
     Pursuant to the Company's By-Laws, only such business shall be conducted, and only such proposals shall be acted upon, at an annual meeting as shall be brought before the meeting by or at the direction of the Board of Directors or by a stockholder who has given timely and proper notice thereof in writing to the Secretary of the Company. To be timely, a stockholder's notice must be delivered to or mailed to and received at the principal executive offices of the Company not less than 40 days nor more than 90 days prior to the scheduled annual meeting; provided, however, that if less than 50 days' notice or prior public disclosure of the date of the annual meeting is given or made, notice by the stockholder to be timely must be so delivered or received not later than close of business on the tenth day following the earlier of the day on which such notice of the date of the annual meeting was mailed or the day on which such public disclosure was made. A stockholder's notice to the Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the proposal and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Company's books, of the stockholder, (iii) the class and number of shares of the Company which are beneficially owned by the stockholder and (iv) any material interest of the stockholder in such proposal.

     Stockholder proposals intended to be presented at the Annual Meeting of Stockholders in 1996 must be received by the Company no later than December 14, 1995 in order to be considered for inclusion in the Company's proxy statement and form of proxy relating to the Annual Meeting of Stockholders in 1996. Any such proposal must comply with Rule 14a-8 promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

     WILLIAM H. CUDDY
     Secretary
April 12, 1995